
<ARTICLE> 5

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               JUN-30-1999
<CASH>                                         934,701
<SECURITIES>                                         0
<RECEIVABLES>                                    8,299<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               536,452
<PP&E>                                      35,551,275<F2>
<DEPRECIATION>                            (24,262,897)<F3>
<TOTAL-ASSETS>                              12,767,830
<CURRENT-LIABILITIES>                          838,450
<BONDS>                                     16,707,392<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   (4,778,012)<F5>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                12,767,830
<SALES>                                              0
<TOTAL-REVENUES>                             3,500,390<F6>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,570,017<F7>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                             679,996
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                  2,206<F8>
<CHANGES>                                            0
<NET-INCOME>                                   248,171<F9>
<EPS-BASIC>                                        0<F9>
<EPS-DILUTED>                                        0<F9>

<F1>Includes all receivables grouped in "prepaid expenses and other assets"
on the Balance Sheet.
<F2>Multi-family complexes of $35,203,676 and deferred expenses of $347,599.
<F3>Accumulated depreciation of $24,004,066 and accumulated amortization of deferred expenses of $258,831.
<F4>Represents mortgage notes payable.
<F5>Represents total deficit of the General Partners and Limited Partners of
($306,332)and ($4,471,680), respectively.
<F6>Includes all revenue of the Partnership.
<F7>Includes operating expenses of $1,436,205, real estate taxes of $361,497 and depreciation and amortization of $772,315.
<F8>Includes minority interest of ($2,206).
<F9>Net income allocated $2,482 to the General Partners and $245,689 to the
Limited Partners. Average net income per Unit of Limited Partners interest is $7.86 on 30,000 Units outstanding.

